                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              GENEVA STEEL COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               FEBRUARY 20, 1997

                              [GENEVA STEEL LOGO]

     You are cordially invited to attend the Annual Meeting of Shareholders of Geneva Steel Company (the "Company"), which will be held on Thursday, February 20, 1997 at 10:00 a.m., at the Screening Room, Sundance Resort, Sundance, Utah 84604 (the "Annual Meeting"), for the following purposes:

          (i) To elect six directors of the Company, each to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified;

          (ii) To consider and vote upon a proposal to approve and adopt the Geneva Steel Company 1996 Incentive Plan;

          (iii) To consider and vote upon a proposal to ratify the appointment of Arthur Andersen LLP as independent auditor of the Company for the fiscal year ending September 30, 1997; and

          (iv) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on January 3, 1997 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          KEN C. JOHNSEN
                                          Secretary

January 9, 1997

                                   IMPORTANT

      WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND DESIRE TO VOTE YOUR SHARES PERSONALLY.

                              GENEVA STEEL COMPANY
                              10 SOUTH GENEVA ROAD
                              VINEYARD, UTAH 84058

                        -------------------------------

                                PROXY STATEMENT
                        -------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                               FEBRUARY 20, 1997

                            SOLICITATION OF PROXIES

     This Proxy Statement is being furnished to the shareholders of Geneva Steel Company, a Utah corporation doing business as "Geneva Steel" (the "Company" or "Geneva"), in connection with the solicitation by the Board of Directors of the Company of proxies from holders of outstanding shares of the Company's Class A Common Stock, no par value (the "Class A Common Stock" or "Class A Shares"), and the Company's Class B Common Stock, no par value (the "Class B Common Stock" or "Class B Shares"), for use at the Annual Meeting of Shareholders of the Company to be held Thursday, February 20, 1997, and at any adjournment or postponement thereof (the "Annual Meeting"). The Class A Common Stock and the Class B Common Stock are sometimes referred to collectively as the "Common Stock." This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to shareholders of the Company on or about January 9, 1997.

     The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to shareholders this Proxy Statement and accompanying material. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies personally or by telephone. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of Class A Common Stock held by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                     VOTING

RECORD DATE

     The Board of Directors has fixed the close of business on January 3, 1997 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were issued and outstanding 13,605,821 shares of Class A Common Stock and 19,151,348 shares of Class B Common Stock. The holders of record of the shares of Common Stock on the Record Date entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. Accordingly, a total of 32,757,169 votes are entitled to be cast on each matter submitted to a vote at the Annual Meeting.

PROXIES

     Shares of the Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted (i) FOR the election of each of the six
(6) director nominees; (ii) FOR the approval and adoption of the Geneva Steel Company 1996 Incentive Plan

(the "Incentive Plan"); (iii) FOR the ratification of the appointment by the Board of Directors of Arthur Andersen LLP to be the independent auditor of the Company for the fiscal year ending September 30, 1997; and (iv) in the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting.

     A shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date, by filing with the Secretary of the Company, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock covered thereby in person at the Annual Meeting.

REQUIRED VOTE

     A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by properly executed proxy, is required for a quorum. Abstentions and broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on a particular matter, will be counted as "represented" for the purpose of determining the presence or absence of a quorum. Under Utah corporate law, once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against such proposal.

     With respect to each of the matters to be considered and voted upon at the Annual Meeting, holders of the Class A Common Stock and the Class B Common Stock will vote together as one class. In the election of directors, the six (6) nominees receiving the highest number of votes will be elected. Approval and adoption of the Incentive Plan requires approval by a majority of the votes cast on the proposal at the Annual Meeting, provided that the total votes cast on the proposal represent over 50% of all shares of Common Stock entitled to vote on the proposal. Accordingly, abstentions and broker non-votes will have the effect of a vote against the proposal to adopt the Incentive Plan. For approval of the proposed ratification of the independent auditor, the votes cast in favor of the proposal must exceed the votes cast against the proposal. Accordingly, abstentions and broker non-votes will not have the effect of being considered as votes cast against the proposed ratification.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, six (6) directors of the Company are to be elected to serve until the next annual meeting of shareholders and until their successors shall be duly elected and qualified. Each of the nominees for director identified below, except K. Fred Skousen, is currently a director of the Company. If any of the nominees should be unavailable to serve, which is not now anticipated, the proxies solicited hereby will be voted for such other persons as shall be designated by the present Board of Directors. The six (6) nominees receiving the highest number of votes at the Annual Meeting will be elected.

NOMINEES FOR ELECTION AS DIRECTORS

     Certain information with respect to each nominee is set forth below.

     JOSEPH A. CANNON, 47, has been a director of the Company since its inception in February 1987, and has served as Chairman of the Board of Directors from March 1987 to the present. Mr. Cannon served as President of the Company from July 1987 to May 1991 and as Chief Executive Officer from July 1987 to July 1991. Following an absence from July 1991 to October 1992, Mr. Cannon returned to the Company as Chief Executive Officer and has continued to serve in such capacity. From February 1985 to September 1987, Mr. Cannon was engaged in the private practice of law with Pillsbury, Madison & Sutro in its Washington, D.C. office, specializing in environmental law. From May 1981 to February 1985, he was employed in various capacities by and became Assistant Administrator of the Environmental Protection Agency. As Assistant Administrator, Mr. Cannon was responsible for the development, implementation and enforcement of federal air quality and radiation regulations throughout the United States.

     ROBERT J. GROW, 47, has been Chief Operating Officer of the Company since December 1989 and was elected as President in May 1991. Mr. Grow was elected 1996 Chairman of the American Iron & Steel Institute ("AISI"). AISI is the premier industry association for steel companies in the United States, Canada and Mexico. From August 1988 to December 1989, he was employed by the Company in various capacities, including Vice President, Executive Vice President and General Counsel. He has served as a director of the Company from its inception. From 1976 to September 1987, Mr. Grow was engaged in the private practice of law with the Salt Lake City, Utah law firm of Kimball, Parr, Waddoups, Brown & Gee, specializing in real property and general corporate law. Mr. Grow also holds a B.S. degree in Electrical Engineering from the University of Utah.

     RICHARD D. CLAYTON, 40, has been a director of the Company since February 1993 and has served as Executive Vice President and Vice President of Environment since November 1991. He was Vice President of Environment and Special Projects of the Company from December 1989 through October 1991 and Vice President of Energy and Special Projects from July 1989 to December 1989. From 1981 to July 1989, Mr. Clayton was engaged in the private practice of law with Kimball, Parr, Waddoups, Brown & Gee, specializing in corporate counseling, real property and tax law.

     R.J. SHOPF, 62, has been a director of the Company since September 1989 and served as an independent advisor to the Company from March 1988 to September 1989. Mr. Shopf currently serves as the Chairman of the Board for companies which own and operate two Ruth's Chris SteakHouses in Indianapolis. He is also the President of Southwest Business Associates, a consulting company (a position which he previously held from 1984 to February 1988, and from January 1989 to October 1992), and has served in this capacity since August 1994. Mr. Shopf served as President and Chief Executive Officer of Pioneer Chlor Alkali Investments, Inc. ("Pioneer"), from August 1993 until August 1994. Mr. Shopf also served as President of Imperial West Chemical Company, an affiliate of Pioneer, from January 1992 until August 1994, and as President of All Pure Chemical Company, also an affiliate of Pioneer, from October 1992 until August 1994.

     ALAN C. ASHTON, 53, has been a director of the Company since November 1996. Dr. Ashton co-founded the former WordPerfect Corporation ("WordPerfect"), a software applications company that was acquired by Novell, Inc. in June 1994. Dr. Ashton served as an executive officer and a director of WordPerfect and its subsidiaries for over five years, including as Co-Chairman of the Board of Directors of WordPerfect from January through June 1994, and as President and Chief Executive Officer of WordPerfect from January 1993 through December 1993. He served as a director of Novell, Inc. from June 1994 until he resigned in December 1996.

     K. FRED SKOUSEN, 54, has been the Dean of the Marriott School of Management at Brigham Young University, Provo, Utah since 1989. From 1983 to 1989, Dr. Skousen held the Peat Marwick Mitchell Professorship and from 1974 to 1983 served as Director of the School of Accountancy at Brigham Young University. He also serves as a director of Life Re Corporation, a publicly-traded company listed on The New York Stock Exchange. Dr. Skousen is a certified public accountant.

COMMITTEES AND MEETINGS

     The Board of Directors has a standing Audit Committee, Compensation Committee and Corporate Governance Committee. The members of the Audit Committee are Messrs. Shopf (Chairman), Madsen and Ashton; the members of the Compensation Committee are Messrs. Shopf (Chairman), Madsen and Ashton; and the members of the Corporate Governance Committee are Messrs. Shopf (Chairman), Cannon, Grow and Ashton.

     The Audit Committee met three times during the fiscal year ended September 30, 1996. Its functions are: (i) to review and recommend the selection of the Company's independent auditor; (ii) to review the Company's internal controls and all services performed by the Company's independent auditor; and (iii) to review and report to the Board of Directors with respect to the scope of audit procedures, accounting practices and internal accounting and financial controls of the Company.

     The Compensation Committee met four times during the 1996 fiscal year. Its functions are: (i) to determine and adopt compensation arrangements for executive officers of the Company, subject to approval by the Board of Directors; and (ii) to review and administer any stock option, stock award and employee benefit plan or arrangement established for the benefit of the executive officers of the Company.

     The Corporate Governance Committee met five times during the 1996 fiscal year. The function of the committee is to review, make recommendations and formulate policies with respect to matters of corporate governance, including the nomination of directors, director compensation and formulation of corporate governance guidelines for directors. The Corporate Governance Committee does not have a formal procedure for considering nominees to the Board of Directors recommended by the shareholders.

     During the fiscal year ended September 30, 1996, there were eight meetings held by the Board of Directors of the Company. No director attended fewer than 75 percent of the total number of meetings of the Board and of the committees on which he served.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company are paid a director's fee of $22,000 per year for serving on the Board of Directors, $3,000 per year for serving as chairman of any committee, $1,500 for each Board meeting attended and $1,000 for each committee meeting attended. All directors are also reimbursed by the Company for their out-of-pocket travel and related expenses incurred in attending all Board and committee meetings.

     In addition, each non-employee director who serves for not less than five years receives a deferred compensation payment in each of the five years after termination of service in the amount of the retainer paid to such director for services as a director during the year preceding termination of such services. If a non-employee director's service is terminated prior to five years of service by reason of death or disability, deferred compensation is paid for a period equal to the period for which the director served.

                               EXECUTIVE OFFICERS

     In addition to Messrs. Cannon, Grow and Clayton, certain information is furnished with respect to the following executive officers of the Company:

     MAX E. SORENSON, 47, has been Senior Vice President of Manufacturing, Engineering and Technology of the Company since November 1991. He was Vice President of Engineering from December 1989 through October 1991. Before joining the Company, Mr. Sorenson was employed by Inland Steel Company, including as Manager of Research and Development for Raw Materials and Primary Processes. Mr. Sorenson holds a B.S. degree in Metallurgical Engineering from the University of Utah and a Masters degree in Industrial Management from Purdue University.

     DENNIS L. WANLASS, 47, has been Vice President, Treasurer and Chief Financial Officer of the Company since September 1989 and was Controller of the Company from January 1988 to September 1989. Before joining the Company, Mr. Wanlass was employed by Eastman Christensen, then a joint venture of Norton Company and Texas Eastern, in various accounting and financial capacities. Mr. Wanlass is a certified public accountant.

     KEN C. JOHNSEN, 38, has been Vice President and General Counsel of the Company since November 1991 and has served as Secretary of the Company since February 1992. He was Manager of Special Projects for the Company from February 1991 through October 1991. From 1986 to 1991, Mr. Johnsen was engaged in the private practice of law with Kimball, Parr, Waddoups, Brown & Gee, specializing in corporate counseling and civil litigation. Mr. Johnsen received his law degree from Yale Law School and a B.A. degree in Finance from Utah State University.

     PHILIP E. JONES, 61, has been Vice President of Customer Service and Marketing of the Company since September 1990. From October 1989 to September 1990, Mr. Jones was Senior Director of Customer Service, Marketing and Sales of the Company and was Manager of Customer Technical Services from October 1987 to October 1989. Prior to joining the Company, he was a consultant to Lone Star Steel and had been employed by USX Corporation ("USX") for 30 years, primarily at the Geneva Steel plant where he held several positions, including Chief Metallurgist. Mr. Jones is a graduate of the University of Utah with a B.S. degree in Metallurgical Engineering.

     CARL E. RAMNITZ, 49, has been Vice President of Human Resources since October 1988 and was Vice President of Human Resources and Public Affairs of the Company from September 1987 to September 1988. Prior to joining the Company, he was employed by USX for 18 years in various employment and labor related capacities, most recently as Manager of Employee Relations for the Geneva Steel plant before it was acquired by the Company and for USX's Pittsburgh, California steel plant.

     RALPH F. POWERS, 62, has been Vice President of Manufacturing of the Company since May 1992. From December 1991 until May 1992, Mr. Powers was General Manager of Operational Improvements for the Company. Prior to joining the Company, Mr. Powers was employed by USX and its related entities for more than 30 years, most recently as Project Director with USX Engineers and Consultants, Inc., where he managed the commissioning, testing and start-up of an $850 million cold rolling facility in West Java, Indonesia.

                             EXECUTIVE COMPENSATION

     The compensation of Joseph A. Cannon, the Company's Chief Executive Officer, and the four other most highly paid executive officers (collectively, the "Named Executive Officers") is discussed in the following tables and in the report from the Compensation Committee of the Board of Directors.

SUMMARY COMPENSATION TABLE

     The following table sets forth, for the fiscal years ended September 30, 1996, 1995 and 1994, the compensation paid to the Company's Named Executive Officers.

                                                                            LONG-TERM COMPENSATION
                                                               ------------------------------------------------
                                                                       AWARDS
                               ANNUAL COMPENSATION             -----------------------          PAYOUTS
                     ---------------------------------------   RESTRICTED   SECURITIES   ----------------------
                                                OTHER ANNUAL     STOCK      UNDERLYING    LTIP      ALL OTHER
      NAME AND              SALARY     BONUS    COMPENSATION    AWARD(S)     OPTIONS     PAYOUTS   COMPENSATION
 PRINCIPAL POSITION  YEAR   ($)(1)    ($)(2)        ($)          ($)(3)       (#)(4)       ($)        ($)(5)
-------------------- ----   -------   -------   ------------   ----------   ----------   -------   ------------
Joseph A. Cannon.... 1996   487,964    54,791       12,924          0         12,000        0         24,550
Chief Executive      1995   469,054   105,086       12,475          0         48,000        0         21,652
Officer              1994   450,000    31,236            0          0         12,000        0         17,829

Robert J. Grow...... 1996   435,200    48,867       12,924          0         11,000        0         24,550
President and Chief  1995   418,189    93,706       12,475          0         44,000        0         21,652
Operating Officer    1994   400,000    27,931            0          0         11,000        0         17,829

Richard D.
  Clayton........... 1996   291,902    32,776       12,924          0          9,000        0         21,155
Executive Vice       1995   279,635    62,853       11,753          0         36,000        0         16,896
President            1994   265,000    18,674            0          0          9,000        0         19,900

Max E. Sorenson..... 1996   231,717    26,036       11,799          0          9,000        0         25,970
Senior Vice          1995   210,919    48,492        5,753          0         31,500        0         18,194
President            1994   185,000    13,241            0          0          8,000        0         19,414

Dennis L. Wanlass... 1996   196,371    22,050        9,827          0          7,000        0         25,063
Vice President       1995   188,630    42,283        5,415          0         28,000        0         18,589
                     1994   175,000    12,562            0          0          7,000        0         19,000

---------------
(1) Includes compensation deferred or accrued at the election of the Named Executive Officer under the Company's Management Employee Savings and Pension Plan (the "Management Plan").

(2) Represents cash incentive bonuses for performance in the indicated fiscal years, as well as payments under the Company's Performance Dividend Plan in such years. Amounts for 1996 and 1994 represent only Performance Dividend Payments payable to all management and union employees based upon the Company's volume of product shipments.

(3) None of the Named Executive Officers received any restricted stock awards during the three years presented, nor did any of them hold any such stock as of September 30, 1996.

(4) 1995 option grants represent new options granted on March 28, 1995, and the repricing on November 28, 1995 of options granted to the Named Executive Officers in fiscal years 1993 through 1995. The number of new and replacement options reflected as 1995 grants are as follows: Joseph A. Cannon, 12,000 new, 36,000 replacements; Robert J. Grow, 11,000 new, 33,000 replacements; Richard D. Clayton, 9,000 new, 27,000 replacements; Max E. Sorenson, 8,000 new, 23,500 replacements; Dennis L. Wanlass, 7,000 new, 21,000 replacements.

(5) Includes contributions made by the Company pursuant to the Management Plan and the dollar value of premiums paid by the Company pursuant to the Company's split dollar life insurance plan. For fiscal year 1996, such amounts were as follows: Joseph A. Cannon, $13,810 Company contributions, $10,740 insurance premiums; Robert J. Grow, $13,810 Company contributions, $10,740 insurance premiums; Richard D. Clayton, $13,721 Company contributions, $7,434 insurance premiums; Max E. Sorenson, $15,230 Company contributions, $10,740 insurance premiums; and Dennis L. Wanlass, $14,753 Company contributions, $10,310 insurance premiums.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to individual grants of stock options made by the Company to the Named Executive Officers during the fiscal year ended September 30, 1996. The Company did not grant any stock appreciation rights during the fiscal year ended September 30, 1996.

                                                                                                 POTENTIAL
                                                                                                REALIZABLE
                                                       INDIVIDUAL GRANTS                           VALUE
                                    -------------------------------------------------------     AT ASSUMED
                                                     PERCENT OF                               ANNUAL RATES OF
                                      NUMBER OF        TOTAL                                    STOCK PRICE
                                     SECURITIES       OPTIONS                                  APPRECIATION
                                     UNDERLYING      GRANTED TO    EXERCISE OR                FOR OPTION TERM
                                       OPTIONS      EMPLOYEES IN   BASE PRICE    EXPIRATION   ---------------
               NAME                 GRANTED(#)(1)   FISCAL YEAR     ($/SH)(2)       DATE      5%($)    10%($)
----------------------------------  -------------   ------------   -----------   ----------   ------   ------
Joseph A. Cannon..................      12,000           6.9%        $ 4.125       8/20/01     7,933   22,973
Robert J. Grow....................      11,000           6.3           4.125       8/20/01     7,272   21,059
Richard D. Clayton................       9,000           5.2           3.750       8/20/06    21,225   53,789
Max E. Sorenson...................       9,000           5.2           3.750       8/20/06    21,225   53,789
Dennis L. Wanlass.................       7,000           4.0           3.750       8/20/06    16,508   41,836

---------------
(1) Represents options granted on August 20, 1996 pursuant to the Geneva Steel Key Employee Plan (the "Key Employee Plan"). The options granted to Messrs. Cannon and Grow become exercisable according to the following schedule: 40% on August 20, 1998 and an additional 30% on each of the next two anniversaries thereof. The options granted to the other Named Executive Officers become exercisable according to the following schedule: 40% on August 20, 1998 and an additional 20% on each of the next three anniversaries thereof.

(2) The market price of the underlying Class A Common Stock on the date of grant was $3.75 per share.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information with respect to the exercise of options to acquire shares of the Company's Class A Common Stock by the Named Executive Officers during the fiscal year ended September 30, 1996, as well as the aggregate number and value of unexercised options held by the Named Executive Officers on September 30, 1996.

                                                              NUMBER OF SECURITIES
                                                                   UNDERLYING               VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS AT
                                                            AT SEPTEMBER 30, 1996(#)        SEPTEMBER 30, 1996($)
                           SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
          NAME             ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------  ---------------   -----------   -----------   -------------   -----------   -------------
Joseph A. Cannon.........         0               0           13,800         34,200           0              0
Robert J. Grow...........         0               0           55,650         31,350           0              0
Richard D. Clayton.......         0               0           64,900         28,600           0              0
Max E. Sorenson..........         0               0           46,700         26,300           0              0
Dennis L. Wanlass........         0               0           52,100         22,400           0              0

EMPLOYMENT RELATED AGREEMENTS

     The Company maintained during fiscal year 1996 a supplemental retirement plan (the "Supplemental Plan") which benefits certain executive officers and management personnel. The Supplemental Plan generally provides for the payment of supplemental benefits to covered individuals upon retirement at age 62, based on the number of years of Company employment. The maximum benefit under the Supplemental Plan, which is available after sixteen and two-thirds years of service, is $50,000 per year, payable for ten years. All of the Named Executive Officers are covered by the Supplemental Plan.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the SEC and the New York and Pacific Stock Exchanges. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company noted that all required forms were timely filed during the past fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company entered into an agreement on September 27, 1996 to loan up to $500,000 to Joseph A. Cannon, its Chief Executive Officer. Pursuant to such agreement, the Company loaned $250,000, $210,000 and $40,000 on September 27, 1996, October 4, 1996 and December 23, 1996, respectively, to Mr. Cannon. The loan is evidenced by a promissory note which bears interest at the rate of 8.54% and is payable on the earlier of September 27, 1997 or demand for repayment by the Company. The loan is secured by interests in real and personal property owned by Mr. Cannon and an affiliated entity.

COMPENSATION COMMITTEE REPORT

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that incorporates by reference, in whole or in part, subsequent filings including, without limitation, this Proxy Statement, the following Report of the Compensation Committee and the Performance Graph hereinbelow set forth shall not be deemed to be incorporated by reference into any such filings.

     As required by the proxy rules promulgated by the Securities and Exchange Commission (the "SEC"), this Report of the Compensation Committee (the "Committee") of the Board of Directors describes the overall compensation goals and policies applicable to the executive officers of Geneva, including the bases for determination of the compensation of executive officers for fiscal year 1996. The Report also discusses the setting of 1996 compensation of Mr. Cannon. The term "Executive Officers" is used below to refer to the executive officers of Geneva other than Mr. Cannon.

     Composition and Functions of the Committee. The Compensation Committee of the Board of Directors of Geneva is comprised entirely of independent, non-employee directors. Subject to any action which may be taken by the full Board of Directors, the Board has delegated to the Committee the authority:

          - To determine the compensation of Joseph A. Cannon, Chairman of the Board and Chief Executive Officer of Geneva, including discretionary awards under Geneva's incentive compensation plans;

          - To approve, upon recommendations by Mr. Cannon, the compensation arrangements of Executive Officers of Geneva, including the Named Executive Officers identified in the Summary Compensation Table above; and

          - To carry out the duties and responsibilities of the Board of Directors regarding Geneva's other compensation plans, including administering and making awards under Geneva's Key Employee Plan to Mr. Cannon, the Executive Officers and other managers and key employees of Geneva.

     Compensation Philosophy and Objectives. The Committee believes that compensation of Geneva's executive officers should be set at a competitive level and be based upon the Company's overall financial performance, achievement of strategic goals, and individual performance, with a view toward building value for the Company's shareholders. Within this overall philosophy, the following principles guide Geneva's compensation policies for executive officers:

          - Provide competitive levels of compensation that enable Geneva to attract and retain experienced, talented executive officers;

          - Compensate executive officers based on the Company's progress toward achievement of its short and long-term strategic goals, as well as financial results;

          - Compensate executive officers based on the performance of the individual executive officer, and his contribution to the Company's performance; and

          - Maintain and strengthen the incentive for executive officers to increase the price of Geneva's Class A Common Stock.

The Committee believes that adherence to these objectives is essential in order to attract and retain highly-qualified officers whose contributions are necessary for the continued growth and success of Geneva. Information concerning the specific implementation of these policies in the 1996 compensation arrangements of the Executive Officers and Mr. Cannon is provided below. The Committee believes that the $1.0 million compensation deduction cap recently promulgated under the Internal Revenue Code currently has no effect on the Company's compensation policies.

     Annual Salaries. Salaries of Executive Officers are generally reviewed on an annual basis and adjustments may be made based on the Committee's subjective evaluation of the individual's performance, taking into account both qualitative and quantitative factors. Among the factors considered by the Committee have been the recommendations of Mr. Cannon and the importance of retaining key Executive Officers who have, from time to time, been presented with other employment offers. The Committee makes the final compensation decisions concerning the Executive Officers. Salary levels for fiscal year 1996 were set primarily on the basis of an informal review conducted by the Committee of compensation of comparable executives in peer companies. In the fourth quarter of fiscal 1996, the Committee retained William M. Mercer, a nationally recognized compensation consulting firm to conduct a formal survey of the compensation programs of approximately ten companies in the steel industry with comparable levels of sales, as well as companies generally engaged in manufacturing. The Committee expects to review the results of the survey and make recommendations based on its findings in setting salary levels for fiscal 1997.

     Incentive Bonuses. In fiscal 1996, Geneva continued to make awards under the Performance Dividend Plan (the "Performance Plan") established in June 1993, which provides for the monthly payment of additional cash compensation to all management and union employees based upon the Company's volume of product shipments. Cash payments made to Executive Officers under the Performance Plan during fiscal year 1996 were determined according to the same formula used to determine payments to all other managers.

     The compensation of Executive Officers has at times also included incentive compensation in the form of cash bonuses based on overall Company performance, determined subjectively rather than pursuant to an objective formula or criteria. In fiscal 1996, the Committee did not award any such incentive bonuses to the Executive Officers. The Committee's action was based on its conclusion that, in spite of superior personal performance of the Executive Officers, no cash incentive bonuses should be awarded due to the recent declines in the market price of the Class A Common Stock.

     Stock Options. Geneva's Key Employee Plan provides the ability to award to executive officers, managers and key employees, options to purchase Class A Common Stock. The award of stock options is intended to align the interests of the executive officers with the shareholders by providing the executive officers with an incentive to bring about increases in the price of Class A Common Stock. Geneva's policy is to award options to purchase Class A Common Stock at a price that equals or exceeds the market price on the date of grant. Accordingly, the executive officers derive a financial benefit from the option only if the price of Class A Common Stock increases.

     Options granted under the Key Employee Plan have not had performance contingencies, but realization of the value provided through the options has generally required the executive officer to remain employed by Geneva until the options vest. Options granted under the Key Employee Plan generally have vested at the rate of 40% of the underlying shares at the end of two years following the grant and an additional 20% each year thereafter. The options are generally exercisable for ten years from the date of grant at a price equal to 100% of the fair market value of the underlying shares on such date. Because each of Messrs. Cannon and Grow beneficially owns more than 10% of the voting power of the Company, applicable tax laws require that incentive stock options granted to them must be exercisable for no more than five years at a price equal to 110% of the fair market value on the date of grant. Consequently, incentive stock options granted to Messrs. Cannon and Grow generally vest in four rather than five years.

     In fiscal 1996, the Committee determined to award 74,000 options to purchase Class A Common Stock to Executive Officers of the Company. The number of options awarded to Executive Officers was based upon the Committee's desire to maintain and strengthen the incentive for Executive Officers to increase the price of the Class A Common Stock.

     Compensation of Chief Executive Officer. The Committee approved an increase of approximately 4% of Mr. Cannon's base salary early in fiscal 1996, commensurate with an increase of approximately 4% in the cost of living for the previous 12 months, and consistent with the salary increases awarded the Executive Officers. For the reasons discussed above with respect to the Executive Officers, Mr. Cannon was not awarded any incentive bonus for 1996. During the past fiscal year, Mr. Cannon received additional compensation of $54,791 pursuant to the Performance Plan, based upon the formula applicable to all Executive Officers and managerial employees. Mr. Cannon was also granted options for the purchase of 12,000 shares of Class A Common Stock, for the reasons stated above with respect to the Executive Officers.

     Other Compensation Plans. The Company maintains insurance and retirement agreements with certain of its executive officers and managers, including Mr. Cannon and the Named Executive Officers, which provide for payment of a death benefit (net of premiums paid and recovered by the Company) to a designated beneficiary or for payment of a retirement benefit upon reaching age 62. Geneva also has a number of other broad-based employee benefit plans in which executive officers participate on the same terms as other employees meeting the eligibility requirements, subject to any legal limitations on amounts that may be contributed to or benefits payable under the plans.

     Submitted by the Compensation Committee of the Board of Directors:

                                          R.J. Shopf
                                          Arch L. Madsen
                                          Alan C. Ashton

PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total shareholder return on the Company's Class A Common Stock, calculated on a dividend reinvested basis, from September 30, 1992 through September 30, 1996, compared with the S&P 500 Index and the S&P Steel Index.

                            CUMULATIVE TOTAL RETURN

              Based on reinvestment of $100 on September 30, 1991


                                                         S&P(R) Iron &
                       Geneva Steel      S&P 500(R)       Steel Index
Sep-91                 $100              $100            $100
Sep-92                 $ 42              $111            $102
Sep-93                 $ 68              $125            $160
Sep-94                 $100              $130            $206
Sep-95                 $ 44              $169            $146
Sep-96                 $ 17              $203            $144

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth information as of November 29, 1996 with respect to the beneficial ownership of shares of the Class A Common Stock and Class B Common Stock by each person known by the Company to be the beneficial owner of more than 5% of either of such classes of Common Stock, by each director or nominee, by each of the Named Executive Officers, and by all directors and officers as a group. The number of Class A Shares listed below does not include Class A Shares issuable upon conversion of Class B Shares. Unless otherwise noted, each person named has sole voting and investment power with respect to the shares indicated. The percentages set forth below have been computed based on the number of outstanding securities, excluding treasury shares held by the Company, and are based on 13,574,641 shares of Class A and 19,151,348 shares of Class B Common Stock outstanding as of November 29, 1996:

                                                                       BENEFICIAL OWNERSHIP
                                                                     AS OF NOVEMBER 29, 1996*
                                                                -----------------------------------
                                                                NUMBER OF       PERCENTAGE OF CLASS
             NAME AND ADDRESS OF BENEFICIAL OWNER                 SHARES            OUTSTANDING
--------------------------------------------------------------  ----------      -------------------
CLASS A COMMON STOCK:
Wellington Management Company.................................   1,309,500(1)           9.65%
  75 State Street
  Boston, Massachusetts 02109
Robert J. Grow................................................      76,250(2)             **
Richard D. Clayton............................................      64,900(3)             **
Dennis L. Wanlass.............................................      52,100(3)             **
Max E. Sorenson...............................................      46,700(3)             **
Joseph A. Cannon..............................................      17,056(4)             **
R.J. Shopf....................................................      12,300                **
Alan C. Ashton................................................      50,000                **
Arch L. Madsen................................................       1,000                **
All directors and officers as a group (12 persons)............     394,606(5)           2.91%
CLASS B COMMON STOCK(6):
Joseph A. Cannon..............................................  10,142,204(7)          52.96%
Robert J. Grow................................................   8,855,319             46.24
Richard D. Clayton............................................      33,825(8)             **
All directors and officers as a group (3 persons).............  19,031,348             99.37%

---------------
  * Beneficial ownership as a percentage of the class for each person holding options exercisable within 60 days has been calculated as though shares subject to such options were outstanding, but such shares have not been deemed outstanding for the purpose of calculating the percentage of the class owned by any other person.

 ** Less than 1% of outstanding shares.

(1) Wellington Management Company, LLP, ("WMC") is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended. As of November 29, 1996, WMC, in its capacity as investment adviser, may be deemed to have beneficial ownership of 1,309,500 shares of Class A Common Stock of Geneva Steel Company that are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than five percent of the class, except for Vanguard/Windsor Funds, Inc. As of November 29, 1996, WMC had voting power and dispositive power as follows:

                Sole Voting Power..........................           0 Shares
                Shared Voting Power........................           0 Shares
                Sole Dispositive Power.....................           0 Shares
                Shared Dispositive Power...................   1,309,500 Shares

(2) Includes 55,650 shares subject to presently exercisable options and 15,500 shares owned by Mr. Grow's spouse which may be deemed to be beneficially owned by him. Mr. Grow disclaims beneficial ownership of the shares owned by his spouse.

(3) Represents shares subject to presently exercisable options.

(4) Includes 3,156 shares held by Riverwood Limited Partnership, of which Joseph
    A. Cannon is general partner, and 13,800 shares subject to presently exercisable options.

(5) Includes 306,250 shares subject to presently exercisable options.

(6) The Class B Common Stock is convertible into Class A Common Stock at a rate of ten shares of Class B Common Stock for one share of Class A Common Stock. If they were to convert their shares of Class B Common Stock into shares of Class A Common Stock, Mr. Cannon would beneficially own 1,031,276 shares of Class A Common Stock, Mr. Grow would beneficially own 961,782 shares of Class A Common Stock (including shares owned by his spouse), Mr. Clayton would beneficially own 68,282 shares of Class A Common Stock (including shares owned by his spouse) and all directors and officers as a group would beneficially own 2,297,741 shares of Class A Common Stock (including all shares subject to presently exercisable options). In the event of such conversions, Mr. Cannon would own 6.7% of the outstanding Class A Common Stock; Mr. Grow would own 6.2% of the outstanding Class A Common Stock; Mr. Clayton would own less than 1.0% of the outstanding Class A Common Stock; and all directors and officers as a group would own 14.8% of the outstanding Class A Common Stock.

(7) Includes 828,013 shares held by Riverwood Limited Partnership, of which Joseph A. Cannon is general partner.

(8) Includes 16,830 shares owned by Mr. Clayton's spouse which may be deemed to be beneficially owned by him. Mr. Clayton disclaims beneficial ownership of such shares.

     Joseph A. Cannon and Robert J. Grow together beneficially own 99.2% of the outstanding shares of Class B Common Stock and 58.1% of the total voting power of the Company. They are therefore able to determine the outcome of fundamental corporate transactions such as the election of directors, amendments of the Company's articles of incorporation (except for certain amendments which are, by mandatory provisions of law, subject to a class vote of shareholders) and sale of all or substantially all of the Company's assets, and to prevent certain mergers or consolidations involving the Company. Joseph A. Cannon has currently outstanding loans of approximately $1.7 million from a bank which are collateralized by a pledge of Class B Common Stock. Enforcement of the loan agreement could decrease the Class B Common Stock held by Mr. Cannon and other restrictions applicable to the transfer of Class B Common Stock could affect the relative control positions of Messrs. Cannon and Grow.

                           APPROVAL OF INCENTIVE PLAN

GENERAL

     On December 18, 1996, the Board unanimously adopted the Geneva Steel Company 1996 Incentive Plan (the "Incentive Plan"), subject to shareholder approval. The Board believes that it is imperative that the Company adopt a more flexible, long-term incentive plan, which is both competitive with, and responsive to, rapidly changing standards of compensation, and that will further the Company's compensation philosophy and objectives. The compensation philosophy and objectives of the Company include providing competitive levels of compensation to attract and retain valuable personnel, compensating executives based on the Company's progress toward achievement of strategic goals, and strengthening the incentive for executive officers to increase the price of the Company's Class A Common Stock. In its annual review of the Company's compensation objectives and compensation programs, the Compensation Committee noted that, in recent years, many companies have devised innovative and sophisticated incentive award plans in order to enhance the effectiveness of their compensation programs. Accordingly, the Compensation Committee recommended the Incentive Plan to the Board of Directors as a plan that would provide the Company with the ability to devise stock-based, cash-based or performance-based incentive awards which are competitive with cutting-edge compensation programs, and would serve to further the Company's compensation objectives.

     The principal provisions of the Incentive Plan are summarized below. This summary, however, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Incentive Plan. Capitalized terms used without definition in this summary have the meanings specified under the Incentive Plan.

PURPOSE

     The purpose of the Incentive Plan is to strengthen the Company by providing an incentive to its employees, officers, consultants and directors and thereby encouraging them to devote their abilities and industry to the success of the Company's business enterprise. The Incentive Plan seeks to achieve this purpose by extending to employees, officers, consultants and directors of the Company long-term incentive for high levels of performance through the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Dividend Equivalent Rights, Performance Awards and Restricted Stock.

ADMINISTRATION

     The Incentive Plan is to be administered by a committee consisting of at least two directors of the Company (the "Committee"), and it may be administered by the entire Board. If the Committee consists of less than the entire Board, each member will be a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act. To the extent necessary for any Award to qualify as performance-based compensation under Section 162(m) of the Code, each member of the Committee must be an "outside director" within the meaning of
Section 162(m) of the Code and regulations promulgated thereunder.

     Each Award under the Incentive Plan will be evidenced by an agreement that sets forth the terms of the grant. Under the Incentive Plan, the Committee has the authority to, among other things: (i) determine the Eligible Individuals to whom Employee Options will be granted and the number of such options, prescribe the terms and conditions of each Employee Option, and amend or modify any Option Agreement consistent with the Incentive Plan; (ii) select the Eligible Individuals to whom Awards will be granted, the terms and conditions of each Award, and amend or modify any Award Agreement consistent with the Incentive Plan; (iii) to construe and interpret the Incentive Plan and the Options and Awards granted under the Incentive Plan, and to establish, amend and revoke rules for the administration of the Incentive Plan; (iv) to determine leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a termination of service under the Incentive Plan; (v) to exercise discretion with respect to its powers under the Incentive Plan; and
(vi) to generally act as the Committee deems advisable to promote the Company's best interests with respect to the Incentive Plan. The Committee may take action by a majority of a quorum at a meeting of the Committee, or in writing signed by a majority of all members of the Committee.

     Members of the Committee will not be liable for actions, failures to act or determinations made in good faith with respect to the Incentive Plan, except for liability arising from wilful misfeasance, gross negligence or reckless disregard of duties. The Company has agreed under the Incentive Plan to indemnify Committee members for expenses and, to the extent permitted by law, liability incurred in connection with claims arising in connection with the Incentive Plan.

SHARES AVAILABLE FOR ISSUANCE

     Under the Incentive Plan, 1,500,000 shares of the Class A Common Stock (the "Shares") will be available for the grant of Options and Awards to Eligible Individuals, subject to the following limitations: (i) not more than one-third of the allotted Shares may be the subject of Restricted Stock Awards; (ii) no Eligible Individual may be granted Options and Awards in respect of more than 150,000 Shares per calendar year; (iii) no Eligible Individual may receive, during the term of the Plan, Performance Units denominated in dollars in excess of 100% of the Eligible Individual's base salary; and (iv) the Fair Market Value of the Shares with respect to which Incentive Stock Options granted under the Incentive Plan become exercisable for the first time by an Optionee during any calendar year may not exceed $100,000. Upon a Change in Capitalization, however, the Committee may adjust the maximum number and class of Shares with respect to which Options or Awards may be granted, the number and class of Shares which are subject to outstanding Options or Awards and the purchase price thereof, the number and class of Shares in respect of which Director Options are to be granted, and the Performance Objectives.

     Upon granting of an Option or Award, the number of Shares available for granting further Options and Awards shall be reduced by (i) the number of Shares in respect of which the Option or Award (other than a Performance Unit denominated in dollars) is granted, and (ii) with respect to a Performance Unit denominated in dollars, by an amount equal to the quotient of (a) the denominated dollar amount of the Performance Unit, divided by (b) the Fair Market Value of a Share on the date of grant of the Performance Unit. The Shares available for further granting of Options or Awards may be increased by the number of Shares allocable to an Outstanding Option or Award that expires, is cancelled or otherwise terminated without having been exercised or paid.

STOCK OPTIONS

     The terms and conditions of a grant of Employee Options to an Eligible Individual will be set forth in an Agreement. The per Share purchase price of an Employee Option granted under the Incentive Plan which, may be greater than, not less than 80% of, or equal to the Fair Market Value on the date of grant, will be determined by the Committee at the time of grant and set forth in the Agreement, provided that the purchase price per Share under each Incentive Stock Option must not be less than 100% of the Fair Market Value of a Share on the date of grant (110% in the case of an Incentive Stock Option granted to a Ten Percent Stockholder). Each Employee Option will be exercisable at such times and in such installments as determined by the Committee. The Committee may accelerate the exercisability of any Employee Option. Each Employee Option terminates at the time determined by the Committee provided that the term of each Employee Option may not exceed ten years (five years in the case of any Incentive Stock Options granted to a Ten Percent Stockholder). An Employee Option may not be adversely altered without the Optionee's consent.

     Incentive Stock Options are not transferable except by will or the laws of descent and distribution, and may be exercised during the Optionee's lifetime only by the Optionee. Other Options or Awards may be transferred to the extent provided in the Option or Award Agreement. Exercise of an Option will be made by delivery of a written notice to the Secretary of the Company accompanied by payment for the number of Shares to be purchased. In the discretion of the Committee, the purchase price for Shares may be paid in cash or by transferring Shares to the Company. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures (other than Share withholding) which are, from time to time, deemed acceptable by the Committee. The number of Shares that may be purchased upon exercise of an Option shall be rounded to the nearest number of whole Shares.

     If the Fair Market Value of the Shares exceeds the exercise price of an Option, an Optionee may request that the Committee authorize payment to the Optionee of the difference between the Fair Market Value of part or all of the Shares subject to the Option and the exercise price of the Option. The Committee in its sole discretion may grant or deny such a request. To the extent granted, the Committee will direct the Company to make the payment to the Optionee in cash or Shares or any combination thereof. An Option will be deemed to be exercised and canceled to the extent that the Committee grants the request. An Optionee will not be deemed the owner of Shares subject to an Option until the Option has been exercised, the Shares issued to the Optionee, and the Optionee's name entered as a stockholder of record on the Company's books. At that time, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to any terms and conditions that may be set forth in the applicable Agreement.

     Unless otherwise provided in an employment agreement between an Optionee or Grantee and the Company, or the applicable Option or Award Agreement, a Termination of Employment shall have the following effects under the circumstances indicated. If an Optionee has a Termination of Employment for any reason other than for Cause or voluntarily by the Optionee prior to serving five years as an employee of the Company (a "Voluntary Termination"), Options which were exercisable as of the date of the Termination of Employment will remain exercisable until the earlier of (i) ninety days after the date of the Termination of Employment or (ii) the expiration of the stated term of the Option. Upon a Termination of Employment by the Company for Cause or a Voluntary Termination, unless determined otherwise by the Committee, any unexercised Options held by such Optionee will terminate and expire concurrently with the Termination of Employment. Upon a Termination of Employment caused by an Optionee's Disability, any unexercised Options held by such Optionee which were exercisable on the date of the Termination of Employment will expire one year after the date of the Termination of Employment or, if earlier, the expiration date of the Option. Upon Termination of Employment caused by death of an Optionee, Options which were exercisable as of the date of death will remain exercisable by the Optionee's beneficiary until the earlier of (i) one year after the Optionee's death or (ii) the expiration of the stated term of the Option.

     In the event of a Change in Control, outstanding Options will become immediately and fully exercisable. In addition, to the extent set forth in a particular Option Agreement, an Optionee may surrender for cancellation within 60 days after such Change in Control any Employee Option not yet exercised and the Optionee will be entitled to receive cash in an amount equal to the excess, if any, of (x) (A) in the case of a Nonqualified Stock Option, the greater of
(1) the Fair Market Value on the date preceding the surrender of the Shares subject to the Employee Option surrendered or (2) the Adjusted Fair Market Value of the Shares subject to the Employee Option surrendered or (B) in the case of an Incentive Stock Option, the Fair Market Value on the date preceding the surrender of the Shares subject to the Employee Option surrendered, over (y) the purchase price for such Shares under the Employee Option surrendered. If an Optionee's employment or service as a Director with the Company is terminated by the Company following a Change in Control, Options held by the Optionee that were exercisable on the date of termination shall remain exercisable until the earlier of the first anniversary of the termination or the expiration date of the Option.

DIRECTOR OPTIONS

     The Incentive Plan also provides for the non-discretionary grant of Options to each of its non-employee directors ("Director Options") as follows: (i) each non-employee director who becomes a director after January 1, 1997 shall be granted a Director Option in respect of 4,000 Shares upon election or appointment; and (ii) annually on the first business day on or after January 1 of each calendar year that the Incentive Plan is in effect, all non-employee directors who are members of the Board at that time shall be granted a Director Option in respect of 2,000 Shares; provided, however, that a director shall not be entitled to receive an annual grant during the year in which such director is first appointed or elected. Director Options will be granted at a purchase price equal to the Fair Market Value of the Shares subject to such Director Options on the date of grant. Director Options vest with respect to 40% of the Shares subject to such Director Options on the second anniversary of the date of grant; and with respect to an additional 20% of such Shares on each of the third, fourth and fifth anniversaries of the date of grant; provided that the director remains in service as a director on each such date. Director Options generally have ten-year terms, unless earlier terminated as follows. If an Optionee's service as a director terminates for any reason other than Disability, death or cause, the Optionee may exercise Options that were exercisable as of such termination for three months after such termination, after which all such Optionee's Options shall terminate. If an Optionee's service as a director terminates by reason of Disability, the Optionee may exercise Options that were exercisable as of such termination for one year after such termination, after which all such Optionee's Options shall terminate. If an Optionee's service as a director terminates for Cause, all Options granted to such Optionee will immediately terminate. If an Optionee dies while a director, or within three months after termination of service for any reason other than Disability, death or Cause, or within 12 months after termination of service due to Disability, such Optionee's Options, that were exercisable on the date of death or earlier termination of Optionee's service, may be exercised for 12 months after the Optionee's death by the Optionee's beneficiary, after which all such Optionee's Options will terminate.

STOCK APPRECIATION RIGHTS ("SARs")

     The Incentive Plan permits the granting of SARs either in connection with the grant of an Employee Option (a "Tandem SAR") or as a freestanding right (a "Freestanding SAR"). A SAR permits a Grantee to receive upon exercise of the SAR, cash and/or Shares, at the discretion of the Committee, in an amount equal to (i) the excess, if any, of the Fair Market Value of a Share on the date preceding the SAR's exercise over the Fair Market Value of a Share on the date the SAR was granted (or the purchase price in the case of a SAR granted in connection with an Option), multiplied by (ii) the number of Shares as to which the SAR is being exercised. When a SAR is granted, however, the Committee may establish a limit on the maximum amount a Grantee may receive on exercise.

     A Tandem SAR will be exercisable only at such times and to the extent the related Employee Option is exercisable and may be transferred only to the extent the related Employee Option may be transferred. Upon exercise of a Tandem SAR, the Employee Option will be cancelled to the extent of the number of Shares as to which the SAR is exercised. Upon the exercise of an Employee Option granted in connection with a Tandem SAR, the SAR will be cancelled to the extent of the number of Shares as to which the Employee Option is exercised. Freestanding SARs will have such conditions as to exercisability, vesting and limitation as the Committee determines, but shall in no event have a term longer than 10 years.

     SARs will be exercised by the Grantee delivering written notice to the Secretary of the Company. Payment of the SAR to the Grantee may be made in Shares, cash or a combination thereof. No Award of SARs may be adversely altered without the Grantee's consent.

     In the event of a Change in Control of the Company, all SARs become immediately and fully exercisable. In addition, to the extent set forth in a particular SAR Agreement, an Grantee may receive cash or Shares with a value equal to the excess, if any, of (A) the greater of (1) the Fair Market Value, on the date preceding the exercise, of the Shares subject to the SAR exercise and
(2) the Adjusted Fair Market Value of the Shares on such date of such Shares over (B) the Fair Market Value, on the date the SAR was granted, of the Shares subject to the SAR exercised. If a Grantee's employment with the Company is terminated by the Company following a Change in Control, SARs held by the Grantee that were exercisable on the date of termination shall remain exercisable until the earlier of the first anniversary of the termination or the expiration date of the SAR.

DIVIDEND EQUIVALENT RIGHTS ("DERs")

     DERs may be granted in tandem with an Option or Award, and may be payable currently or deferred until the lapsing of the restrictions on the DERs or until the vesting, exercise, payment, settlement or other lapse of restrictions on the related Option or Award. DERs may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments.

RESTRICTED STOCK

     The Committee will determine the terms of each Restricted Stock Award at the time of grant, including the price, if any, to be paid by the Grantee for the Restricted Stock, the restrictions placed on the Shares, and the time or times when the restrictions will lapse. In addition, at the time of grant, the Committee, in their discretion, may decide: (i) whether any dividends declared or paid on Shares by the Company will be paid to Grantee or will be held for the account of the Grantee until the restrictions imposed on the Restricted Stock lapse, (ii) whether any deferred dividends will be reinvested in additional Shares or held in cash, (iii) whether interest will be accrued on any deferred dividends held in cash and (iv) whether any stock dividends paid will be subject to the restrictions applicable to the Restricted Stock Award. Payment of deferred dividends in respect of Restricted Stock will be made upon the lapsing of the applicable restrictions. Dividends deferred in respect of Restricted Stock shall be forfeited upon forfeiture of such Restricted Stock.

     Shares of Restricted Stock shall be issued in the name of the Grantee after the Award is granted, provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. The Committee may require that the Shares of Restricted Stock and stock powers be deposited with an escrow agent designated by the Committee. Unless the Committee provides otherwise in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote and to receive dividends. Shares of Restricted Stock may not be transferred in any manner, nor delivered to the Grantee, until all restrictions upon the Shares have lapsed. Unless otherwise provided at the time of grant, the restrictions on the Restricted Stock will lapse upon a Change in Control. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate representing such Shares to be delivered to the Grantee, free of all restrictions under the Incentive Plan. The Committee may modify outstanding Awards of Restricted Stock or accept the surrender of outstanding Shares of Restricted Stock (to the extent the restrictions on such Shares have not yet lapsed) and grant new Awards in substitution for them, but may no modification shall adversely alter or the Award without the Grantee's consent.

PERFORMANCE UNITS AND PERFORMANCE SHARES

     Performance Units and Performance Shares will be awarded as the Committee may determine, and the vesting of Performance Units and Performance Shares will be based upon the Company's attainment within an established period of specified performance objectives to be expressed by the Committee in terms of: earnings per Share, Share price, pre-tax profits, net earnings, return on equity or assets, revenues, EBITDA, market share or market penetration, or any combination of the foregoing (the "Performance Objectives"). The agreements evidencing the Award of Performance Shares or Performance Units will set forth the terms and conditions thereof including those applicable in the event of the Grantee's Termination of Employment.

     Performance Units may be denominated in dollars or in Shares, and payments in respect of Performance Units will be made in cash, Shares, Shares of Restricted Stock or any combination of the foregoing, as determined by the Committee. Payments in respect of vested Performance Units will be made after the last day of the Performance Cycle to which the Award relates, unless the Award Agreement provides for deferred payment. Performance Units vest when and to the extent the Performance Objectives are satisfied for the Performance Cycle.

     The Committee shall provide, at the time an Award of Performance Shares is made, the time at which the actual Shares represented by such Award shall be issued to Grantee; provided, however, that no Performance Shares shall be issued until the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent designated by the Committee. The Committee may determine whether the Grantee shall have, upon delivery of the Shares to the escrow agent, all of the rights of a stockholder with respect to such Shares, including the right to vote and to receive dividends. Until any restrictions upon the Performance Shares shall have lapsed, such Performance Shares may not be transferred in any manner, nor may they be delivered to the Grantee. Restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determined at the time an Award is granted.

     At the time the Award of Performance Shares is granted, the Committee may determine that the payment to the Grantee of dividends declared or paid on actual Shares represented by such Award which have been issued by the Company to the Grantee shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance Shares and (ii) held by the Company for the account of the Grantee until such time. The Committee may determine whether deferred dividends are to be reinvested in Shares or held in cash and, if held in cash, whether to pay interest on the account and the rate of such interest. Payment of such deferred dividends shall be made upon the lapsing of restrictions on the Performance Shares, and any dividends deferred in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares.

     Upon the lapse of the restrictions on Performance Shares, the Committee shall cause a stock certificate to be delivered to the Grantee, free of all restrictions under the Incentive Plan. The Committee may modify or accept the surrender of outstanding Performance Awards and grant new Performance Awards in substitution for them, but no such modification may adversely alter the Award without the Grantee's consent.

     In the event of a Change in Control, unless otherwise determined by the Committee, all Performance Units will vest and all restrictions on Performance Shares will lapse.

EFFECTIVE DATE; AMENDMENTS AND TERMINATION

     The effective date of the Incentive Plan shall be the date of its adoption by the Board, subject to Shareholder approval at the Annual Meeting. The Incentive Plan will terminate on the day preceding the tenth anniversary of the date of its adoption by the Board of Directors. The Board of Directors may at any time and from time to time amend or terminate the Incentive Plan; provided, however, that, to the extent necessary under applicable law, no such change will be effective without the requisite approval of the Company's stockholders. In addition, no such change may adversely alter or impair any Awards or Options previously granted under the Incentive Plan, except with the consent of the Grantee or Optionee, nor deprive any Optionee or Grantee of Shares he or she may have acquired through the Incentive Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is generally a summary of the principal United States federal income tax consequences under current federal income tax laws relating to grants or awards to employees under the Incentive Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

     Stock Options. An Optionee will not recognize any taxable income upon the grant of a Nonqualified Stock Option and the Company will not be entitled to a tax deduction with respect to such grant. Generally, upon exercise of a Nonqualified Stock Option, the excess of the Fair Market Value of Shares subject to the Option on the date of exercise over the per Share purchase price will be taxable as ordinary income to the Optionee. If the Company complies with applicable withholding requirements, the Company will be entitled to a tax deduction in the same amount and at the same time as the Optionee recognizes ordinary income, subject to any deduction limitation under Section 162(m) of the Code (which is discussed below). The subsequent disposition of shares acquired upon the exercise of a Nonqualified Stock Option will ordinarily result in capital gain or loss.

     Subject to the discussion below, an Optionee will not recognize taxable income at the time of grant or exercise of an Incentive Stock Option and the Company will not be entitled to a tax deduction with respect to such grant or exercise. However, the exercise of an Incentive Stock Option may result in an alternative minimum tax liability for the Optionee.

     Generally, if an Optionee has held Shares acquired upon the exercise of an Incentive Stock Option for at least one year after the date of exercise and for at least two years after the date of grant of the Incentive Stock Option, upon disposition of the Shares by the Optionee, the difference, if any, between the sales price of the Shares and the per Share purchase price will be treated as long-term capital gain or loss to the Optionee. Generally, upon a sale or other disposition of Shares acquired upon the exercise of an Incentive Stock Option within one year after the date of exercise or within two years after the date of grant of the Incentive Stock Option (a "disqualifying disposition"), any excess of the Fair Market Value of the Shares at the time of exercise of the Option over the exercise price of such Option will constitute ordinary income to the Optionee. Any excess of the amount realized by the holder on the disqualifying disposition over the Fair Market Value of the Shares on the date of exercise will generally be capital gain. Subject to any deduction limitation under
Section 162(m) of the Code, the Company will be entitled to a deduction equal to amount of such ordinary income recognized by the holder.

     If an Option is exercised through the use of Shares previously owned by the holder, such exercise generally will not be considered a taxable disposition of the previously owned Shares and thus no gain or loss will be recognized with respect to such Shares upon such exercise. However, if the Option is an Incentive Stock Option and the previously owned Shares were acquired on the exercise of an Incentive Stock Option and the holding period requirement for those Shares is not satisfied at the time they are used to exercise the Option, such use will constitute a disqualifying disposition of the previously owned Shares resulting in the recognition of ordinary income in the amount described above.

     Special rules may apply in the case of an Optionee who is subject to
Section 16 of the 1934 Act.

     Stock Appreciation Rights. The amount of any cash (or the Fair Market Value of any Shares) received upon the exercise of a SAR right under the Incentive Plan will be includible in the Grantee's ordinary income and, subject to satisfying applicable withholding requirements and any Company deduction limitation under Section 162(m) of the Code.

     Restricted Stock. A Grantee generally will not recognize taxable income upon the grant of Restricted Stock, and the recognition of any income will be postponed until such Shares are no longer subject to the restrictions or the risk of forfeiture. When either the restrictions or the risk of forfeiture lapses, the Grantee will recognize ordinary income equal to the Fair Market Value of the Shares of Restricted Stock at the time that such restrictions lapse and, subject to satisfying applicable withholding requirements and deduction limitation under Section 162(m) of the Code, the Company will be entitled to a deduction. A Grantee may elect to be taxed at the time of the grant of Restricted Stock and, if this election is made, the Grantee will recognize ordinary income equal to the excess of the Fair Market Value of the Shares of Restricted Stock at the time of grant determined without regard to any of the restrictions thereon over the amount paid, if any, by the Grantee for such Shares.

     Performance Shares and Performance Units. Generally, a Grantee will not recognize any taxable income and the Company will not be entitled to a deduction upon the award of Performance Shares or Performance Units. At the time the Grantee receives the distribution in respect of the Performance Shares or the Performance Units, the Fair Market Value of Shares or the amount of any cash received in payment for such Awards generally is taxable to the Grantee as ordinary income and, subject to the Company deduction limitation under Section 162(m) of the Code.

     Dividend Equivalents. A Grantee realizes ordinary income upon the receipt of Dividend Equivalents in an amount equal to any cash received.

     Section 162(m). Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year, but does allow a deduction for "performance-based compensation," the material terms of which are disclosed to and approved by shareholders. The Company has structured and intends to implement the Incentive Plan (except with respect to Options with an exercise price less than the Fair Market Value of the underlying Shares on the date of grant) so that compensation resulting therefrom would be qualified "performance-based compensation." To allow the Company to qualify such compensation, the Company is seeking shareholder approval of the Incentive Plan and the material terms of the Performance Objectives applicable to Performance Units under the Incentive Plan.

     The Incentive Plan is designed to conform with Section 162(m) of the Code. With respect to Options awarded under the Incentive Plan with an exercise price less than the Fair Market Value of the underlying Shares on the date of grant, there can be no assurance that the compensation attributable to such Options will not be subject to the deduction limitations of Section 162(m) of the Code.

     Section 280G of the Code. Under certain circumstances, the accelerated vesting or exercise of Options or SARs, or the accelerated lapse of restrictions with respect to other Awards, in connection with a Change of Control of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the Grantee may be subject to a 20% excise tax and the Company may be denied a tax deduction.

INTERPRETATION

     Following the required registration of any equity security of the Company pursuant to Section 12 of the Exchange Act, the Incentive Plan shall be interpreted as follows. The Incentive Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee will interpret and administer the Incentive Plan and Agreements in a manner consistent therewith. Any provisions inconsistent with such Rule will be inoperative and will not affect the validity of the Incentive Plan. Unless otherwise stated in the relevant Agreement, each Option, SAR and Performance Award is intended to be "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code. The Committee may not exercise discretion otherwise authorized under the Incentive Plan if the ability to exercise such discretion or the exercise of such discretion itself would cause the Options or Awards to fail to qualify as performance-based compensation.

NEW PLAN BENEFITS

     As described above, the selection of the Eligible Individuals who will receive Awards under the Incentive Plan, upon approval of the Plan by shareholders, and the size and type of awards is generally to be determined by the Committee in its discretion. Other than Director Options, no Awards have been made or granted under the Incentive Plan, nor are any such Awards now determinable. Thus, it is not possible to predict the benefits or amounts that will be received by or allocated to particular individuals or groups of employees in 1997. The table below sets forth certain information about Director Options to be granted to non-employee directors after January 1, 1997, subject to stockholder approval.

                                                                          DIRECTOR
                                        NAME                              OPTIONS
            ------------------------------------------------------------  --------
            K. Fred Skousen.............................................    4,000
            R.J. Shopf..................................................    4,000
            Alan C. Ashton..............................................    4,000
            All nonemployee directors as a group (3 persons)............   12,000

EFFECT ON THE GENEVA STEEL KEY EMPLOYEE PLAN

     The adoption and approval of the Incentive Plan will not affect the Key Employee Plan. Outstanding options granted under the Key Employee Plan will remain in effect under the terms of their respective grants. As of November 29, 1996, there were 692,348 shares of Class A Common Stock reserved for issuance upon the exercise of outstanding options granted under the Key Employee Plan and 284,827 shares of Class A Common Stock available for future grants.

VOTE REQUIRED

     Approval and adoption of the Incentive Plan requires approval by a majority of the votes cast on the proposal at the Annual Meeting, provided that the total votes cast on the proposal represent over 50% of all shares of Common Stock entitled to vote on the Proposal. For the reasons stated herein, the Board of Directors unanimously recommends that shareholders vote for approval of the Incentive Plan.

                      RATIFICATION OF SELECTION OF AUDITOR

     The Audit Committee has recommended, and the Board of Directors has selected, the firm of Arthur Andersen LLP, independent certified public accountants, to audit the financial statements of the Company for the fiscal year ending September 30, 1997, subject to ratification by the shareholders. Arthur Andersen LLP has acted as independent auditor of the Company since 1987. The Board of Directors anticipates that one or more representatives of Arthur Andersen LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     The Board of Directors unanimously recommends that shareholders vote FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent auditor.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the Annual Meeting. If any further business should properly come before the meeting, the persons named as proxies in the accompanying form will vote on such business in accordance with their best judgment.

                           PROPOSALS OF SHAREHOLDERS

     Proposals which shareholders intend to present at the annual meeting of shareholders to be held in calendar year 1998 must be received by Ken C. Johnsen, Vice President, Secretary and General Counsel of the Company, at the Company's executive offices, 10 South Geneva Road, Vineyard, Utah 84058, no later than September 30, 1997.

                             ADDITIONAL INFORMATION

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON FROM WHOM A PROXY IS SOLICITED BY THE BOARD OF DIRECTORS, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S 1996 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO (AS WELL AS EXHIBITS THERETO, IF SPECIFICALLY REQUESTED), REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS FOR SUCH INFORMATION SHOULD BE DIRECTED TO THE CORPORATE COMMUNICATIONS DEPARTMENT OF THE COMPANY.

                                     PROXY

                              GENEVA STEEL COMPANY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Joseph A. Cannon, Robert J. Grow and Ken C. Johnsen, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of Geneva Steel Company, a Utah corporation (the "Company"), held of record by the undersigned on January 3, 1997 at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Screening Room, Sundance Resort, Sundance, Utah 84604, on February 20, 1997, at 10:00 a.m., local time, or at any adjournment or postponement thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

1. ELECTION OF DIRECTORS, each to serve until the next annual meeting of shareholders of the Company and until their respective successors shall have been duly elected and shall qualify.

   [ ] FOR all nominees listed below (except as marked to the contrary).

   [ ] WITHOUT AUTHORITY to vote for all nominees listed below. (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

    JOSEPH A. CANNON         ROBERT J. GROW        R.J. SHOPF
    RICHARD D. CLAYTON       K. FRED SKOUSEN       ALAN C. ASHTON

2. PROPOSAL TO ADOPT the Geneva Steel Company 1996 Incentive Plan (the "Incentive Plan")

             [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

3. PROPOSAL TO RATIFY the appointment of Arthur Andersen LLP as the independent auditor of the Company.

             [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

                                                                     (continued)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED ABOVE, FOR THE ADOPTION OF THE INCENTIVE PLAN, AND FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITOR OF THE COMPANY.

    Please complete, sign and date this proxy where indicated and return it promptly in the accompanying prepaid envelope.

                                                           DATED:                                   , 1997
                                                                 -----------------------------------

                                                           -------------------------------------------------------
                                                           Signature

                                                           -------------------------------------------------------
                                                           Signature if held jointly

                                           (Please sign above exactly as the
                                           shares are issued. When shares are
                                           held by joint tenants, both should
                                           sign. When signing as attorney,
                                           executor, administrator, trustee or
                                           guardian, please give full title as
                                           such. If a corporation, please sign
                                           in full corporate name by president
                                           or other authorized officer. If a
                                           partnership, please sign in
                                           partnership name by authorized
                                           person.)